SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                               Exchange Act of 1934
                                (Amendment No. )

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                   SIMMONS FIRST NATIONAL CORPORATION
             (Name of Registrant as Specified in Its Charter)
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(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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

                       SIMMONS FIRST NATIONAL CORPORATION


March 21, 2001




Dear Shareholder:

It is our pleasure to enclose the 2000 Annual Report for your Corporation. This year marked our 97th year of service to our customers and the communities we represent. Throughout the year, our associates excelled in the delivery of quality customer service, which is the cornerstone of our community banking philosophy . We hope you will find the reading of this report another pleasing experience.

Our Annual Shareholders' Meeting will be held on the evening of Tuesday, April 24, 2001, at the Pine Bluff Convention Center. As is our custom, you and your spouse, or guest, are cordially invited to join us for dinner, which will be served at 6:30 p.m. The business meeting will follow at 7:45 p.m.

Your dinner reservation form is included on your proxy, which is also enclosed with our proxy statement and a return envelope for your convenience. Please read the proxy statement and return your proxy and dinner reservation promptly.

We thank you again for your support, and we look forward to seeing you on April 24.


Sincerely,

/s/ J. Thomas May

J. Thomas May
Chairman, President and
Chief Executive Officer

JTM/sm
enclosure

                                    NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS


TO THE SHAREHOLDERS OF SIMMONS FIRST NATIONAL CORPORATION:

     NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of Simmons First National Corporation will be held at the Banquet Hall of the Pine Bluff Convention Center, Pine Bluff, Arkansas, at 7:45 P.M., on Tuesday, April 24, 2001 for the following purposes:

     1.   To fix at 7 the number of directors to be elected at the meeting;

     2. To elect 7 persons as directors to serve until the next annual shareholders' meeting and until their successors have been duly elected and qualified;

     3. To ratify the adoption of the Simmons First National Corporation Executive Stock Incentive Plan - 2001; and

     4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only shareholders of record at the close of business on February 16, 2001, will be entitled to vote at the meeting.


BY ORDER OF THE BOARD OF DIRECTORS:

/s/ John L. Ruch

John L. Rush, Secretary
Pine Bluff, Arkansas
March 21, 2001

                         ANNUAL MEETING OF SHAREHOLDERS

                       SIMMONS FIRST NATIONAL CORPORATION
                                P. O. BOX 7009
                          PINE BLUFF, ARKANSAS 71611

                                 PROXY STATEMENT

                    MEETING TO BE HELD ON APRIL 24, 2001

        PROXY AND PROXY STATEMENT FURNISHED ON OR ABOUT MARCH 21, 2001

     THE ENCLOSED PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SIMMONS FIRST NATIONAL CORPORATION (THE "COMPANY") FOR USE AT THE ANNUAL MEETING OF THE SHAREHOLDERS OF THE COMPANY TO BE HELD ON TUESDAY, APRIL 24, 2001, AT 7:45 P.M., AT THE BANQUET HALL OF THE PINE BLUFF CONVENTION CENTER, PINE BLUFF, ARKANSAS, OR AT ANY ADJOURNMENT OR ADJOURNMENTS THEREOF. When such proxy is properly executed and returned, the shares represented by it will be voted at the meeting in accordance with any directions noted thereon, or if no direction is indicated, will be voted in favor of the proposals set forth in the notice.

                              REVOCABILITY OF PROXY

     Any shareholder giving a proxy has the power to revoke it at any time before it is voted.

                        COSTS AND METHOD OF SOLICITATION

     The costs of soliciting proxies will be borne by the Company. In addition to the use of the mails, solicitation may be made by employees of the Company by telephone, telegraph and personal interview. These persons will receive no compensation other than their regular salaries, but they will be reimbursed by the Company for their actual expenses incurred in such solicitations.

                   OUTSTANDING SECURITIES AND VOTING RIGHTS

     At the meeting, holders of the $1.00 par value Class A common stock (the "Common Stock") of the Company, the only class of stock of the Company outstanding, will be entitled to one vote, in person or by proxy, for each share of the Common Stock owned of record, as of the close of business on February 16, 2001. On that date, the Company had outstanding 7,138,447 shares of the Common Stock; 1,275,040 of such shares were held by Simmons First Trust Company ("SFTC"), and Simmons First Bank of El Dorado N.A. , in a fiduciary capacity, of which 191,437 shares will not be voted at the meeting. Hence, 6,947,010 shares will be deemed outstanding and entitled to vote at the meeting.

     All actions requiring a vote of the shareholders must be taken at a meeting in which a quorum is present in person or by proxy. A quorum consists of a majority of the outstanding shares entitled to vote upon a matter. With respect to each proposal subject to a stockholder vote, other than the election of directors, approval requires that the votes cast for the proposal exceed the votes cast against it. The election of directors will be approved, if each director nominee receives a plurality of the votes cast. All proxies submitted will be tabulated by SFTC.

     With respect to the election of directors, a shareholder may withhold authority to vote for all nominees by checking the box "withhold authority for all nominees" on the enclosed proxy or may withhold authority to vote for any nominee or nominees by checking the box "withhold authority for certain nominees" and lining through the name of such nominee or nominees for whom the authority to vote is withheld as it appears on the enclosed proxy. The enclosed proxy also provides a method for shareholders to abstain from voting on each other matter presented. By abstaining, shares will not be voted either for or against the subject proposals, but will be counted for quorum purposes. While there may be instances in which a shareholder may wish to abstain from voting on any particular matter, the Board of Directors encourages all shareholders to vote their shares in their best judgment and to participate in the voting process to the fullest extent possible.

     An abstention or a broker non-vote, (i.e., when a shareholder does not grant his or her broker authority to vote his or her shares on non-routine matters) will have no effect on any item to be voted upon by the shareholders.

     In the event a shareholder executes the proxy but does not mark the ballot to vote (or abstain) on any one or more of the proposals, the proxy solicited hereby confers discretionary authority to the named proxies to vote in their sole discretion with respect to such proposals. Further, if any matter, other than the matters shown on the proxy, is properly presented at the meeting which may be acted upon without special notice under Arkansas law, the proxy solicited hereby confers discretionary authority to the named proxies to vote in their sole discretion with respect to such matters, as well as other matters incident to the conduct of the meeting. On the date of the mailing of this Proxy Statement, the Board of Directors has no knowledge of any such other matter which will come before the meeting.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth all persons known to management who own, beneficially or of record, more than 5% of the outstanding Common Stock, the number of shares owned by the named Executive Officers in the Summary Compensation Table and by all Directors and Executive Officers as a group.



  Name and Address of Beneficial Owner             Shares Owned Beneficially [a]      Percent of Class
  ------------------------------------             -----------------------------      ----------------
Simmons First National Corporation
     Employee Stock Ownership Trust [b]                       606,850                       8.45%
     501 Main Street
     Pine Bluff, AR 71601
Barry L. Crow [c]                                              29,642                         *
J. Thomas May [d]                                             104,545                       1.46%
James P. Powell [e]                                            14,451                         *
All directors and officers as a group (12 persons)            272,352                       3.77%
------------------------------

     * The shares beneficially owned represent less than 1% of the outstanding common shares.

     [a] Under the applicable rules, "beneficial ownership" of a security means, directly or indirectly, through any contract, relationship, arrangement, undertaking or otherwise, having or sharing voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Unless otherwise indicated, each beneficial owner named has sole voting and investment power with respect to the shares identified.

     [b] The Simmons First National Corporation Employee Stock Ownership Plan ("ESOP") purchases, holds and disposes of shares of the Company's stock. The Executive Compensation and Retirement Committee directs the trustees of the ESOP trust concerning when, how many and upon what terms to purchase or dispose of such shares, other than by distribution under the Plan. Shares held by the Trust may be voted only in accordance with the written instructions of the plan participants, who are all employees or former employees of the Company and its subsidiaries.

     [c] Mr. Crow owned of record 9,459 shares; 10,910 shares were held in his fully vested account in the ESOP, 1,273 shares were held in a trust created by his wife, 300 shares were held in his wife's IRA and 7,700 shares were deemed held through exercisable incentive stock options.

     [d] Mr. May owned of record 39,416 shares; 186 shares were owned by his wife; 100 shares were owned by his stepchildren; 6,343 shares were held in his fully vested account in the ESOP; and 58,500 shares were deemed held through exercisable stock options.

     [e] Mr. Powell owned of record 4,631 shares; 78 shares were held jointly with his wife; 418 shares were held by his wife; 7,344 shares were held in his fully vested account in the ESOP and 1,980 shares were deemed held through exercisable incentive stock options.


                              ELECTION OF DIRECTORS

     The Board of Directors of the Company recommends that the number of directors to be elected at the meeting be fixed at seven (7) and that the persons named below be elected as such directors, to serve until the next annual meeting of the shareholders and until their successors are duly elected and qualified. Each of the persons named below is presently serving as a director of the Company for a term which ends on April 24, 2001, or such other date upon which a successor is duly elected and qualified.

     The proxies hereby solicited will be voted for the election of the nominees shown below, unless otherwise designated in the proxy. If at the time of the meeting any of the nominees should be unable or unwilling to serve, the discretionary authority granted in the proxy will be exercised to vote for the election of a substitute or substitutes. Management has no reason to believe that any substitute nominee or nominees will be required.

     The table below sets forth the name, age, principal occupation or employment during the last five years, prior service as a director of the Company, the number of shares and percentage of the outstanding Common Stock beneficially owned, with respect to each director and nominee proposed, as reported by each nominee:


                              Principal                   Director   Shares       Percent
Name                  Age     Occupation [a]               Since     Owned [b]    of Class
----                  ---     --------------              --------   ---------    --------
Lara F. Hutt, III      65     President, Hutt Building     1995 [c]   37,254 [d]     *
                              Material Company, Inc.

George Makris, Jr.     44     President, M. K.             1997       11,093 [e]     *
                              Distributors, Inc.
                              (Beverage Distributor)

J. Thomas May          54     Chairman, President and      1987      104,545 [f]    1.46%
                              Chief Executive Officer
                              of the Company; Chairman and
                              Chief Executive Officer of
                              Simmons First National Bank

David R. Perdue        66     Vice President, JDR, Inc.    1976       19,500 [g]     *
                              (Investments)

Harry L. Ryburn        65     Orthodontist                 1976        1,236 [h]     *

Henry F. Trotter, Jr.  63     President, Trotter           1995 [i]   22,852 [j]     *
                              Ford, Inc. and President,
                              Trotter Auto, Inc.

Jerry W. Watkins       69     Retired, Executive Vice      1999        2,081         *
                              President and Director,
                              Murphy Oil Corp.
-------------------

     * The shares beneficially owned represent less than 1% of the outstanding common shares.

     [a] All persons have been engaged in the occupation listed for at least five years.

     [b] "Beneficial ownership" of a security means, directly or indirectly, through any contract, relationship, arrangement, undertaking or otherwise, having or sharing voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose or to direct the disposition of such security. Unless otherwise indicated, each beneficial owner named has sole voting and investment power with respect to the shares identified.

     [c] Prior to his election in 1995, Mr. Hutt had served as a director of the Company from 1976 through 1992. He has served continuously since 1976 as a director of Simmons First National Bank.

     [d] Mr. Hutt owned of record 30,354 shares; and 6,900 shares were owned by his wife.

     [e] Mr. Makris owned of record 4,600 shares; 1,700 shares were held as custodian for his minor children; 1,150 shares were held in his wife's Individual Retirement Account, 3,643 shares are held in the M-K Distributors, Profit Sharing Trust of which Mr. Makris is a trustee with shared dispositive and voting power.


     [f] Mr. May owned of record 39,416 shares; 186 shares were owned by his wife; 100 shares were owned by his stepchildren; 6,343 shares were held in his fully vested account in the ESOP; and 58,500 shares were deemed held through exercisable stock options.

     [g]    Mr. Perdue owned of record 17,685  shares; and 1,815 shares were owned by his wife.

     [h]   Dr. Ryburn and his wife are general partners in a family limited partnership pursuant to which 1,236 shares held by the partnership are attributable to Dr. Ryburn.

     [i] Prior to his election in 1995, Mr. Trotter had served as a director of the Company from 1973 through 1992.

     [j] Mr. Trotter owned of record 14,332 shares; and 8,520 shares were owned by Bluff City Leasing, Inc., of which Mr. Trotter is President.


COMMITTEES AND RELATED MATTERS

     Among the various committees of the Board of Directors of the Company are the Audit and Security Committee and Executive Compensation and Retirement Committee. The board of directors of the Company has no standing nominating committee or other committee performing a similar function.

     During 2000, the Audit and Security Committee was composed of David Perdue, Lara F. Hutt, III, Ramon Greenwood (non-voting Advisory Director), Mary Pringos (Director of Simmons First National Bank), Clifton Roaf (Director of Simmons First National Bank) and George Makris, Jr. This committee provides assistance to the Board in fulfilling its responsibilities concerning accounting and reporting practices, by regularly reviewing the adequacy of the internal and external auditors, the disclosure of the financial affairs of the Company and its subsidiaries, the control systems of management and internal accounting controls. During 2000, this Committee met 12 times.

     The Executive Compensation and Retirement Committee, which was composed of W. E. Ayres, C. Ramon Greenwood (non-voting Advisory Director), David R. Perdue, Louis L. Ramsay, Jr. (non-voting Advisory Director) Harry L. Ryburn, Henry F. Trotter, Jr. and Jerry Watkins during 2000, fixes the compensation of executive officers of the Company, adopts the salary programs for other personnel and administers the retirement and employee benefit plans of the Company. During 2000, the Executive Compensation and Retirement Committee met 5 times.

     The Board of Directors of the Company met 12 times during 2000, including regular and special meetings. No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and of all committees on which such director served.

CERTAIN TRANSACTIONS

     From time to time  Simmons  First  National  Bank,  Simmons  First  Bank of
Russellville, Simmons First Bank of South Arkansas, Simmons First Bank of Jonesboro, Simmons First Bank of Searcy, Simmons First Bank of Dumas, Simmons First Bank of Northwest Arkansas and Simmons First Bank of El Dorado, N.A., banking subsidiaries of the Company, have made loans and other extensions of credit to directors, officers, employees and members of their immediate families, and from time to time directors, officers and employees and members of their immediate families have placed deposits with these banks. These loans, extensions of credit and deposits were made in the ordinary course of business on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

DIRECTOR COMPENSATION

     The outside Directors of the Company are paid a monthly retainer of $300 and $400 for attending each meeting of the Board and committees. The Directors of the Company who also serve as officers of the Company are paid a monthly retainer of $300 and $100 for attending each meeting of the Board.

                             EXECUTIVE COMPENSATION

     The tables below set forth the compensation for 1998, 1999 and 2000 of the Chief Executive Officer and the two highest paid executive officers of the Company, being the only executives whose total cash compensation exceeded $100,000 during 2000.



                                           SUMMARY COMPENSATION TABLE
                                           --------------------------

                                                                            Long Term
                             Annual Compensation                           Compensation
                   ----------------------------------------  ---------------------------------
                                                   Other
                                                   Annual    Restricted Securities  All Other
Name and                                           Compen-   Stock      Underlying  Compen-
Principal                                          sation[b] Awards[c]  Options/    sation[d]
Position            Year   Salary($)  Bonus($)[a]    ($)        ($)     SARs (#)       ($)
---------           ----   ---------  --------     --------- --------- ----------- ----------
J. Thomas May,      2000   $308,000    $32,500     $10,600   $ 79,500     0        $66,314
Chief Executive     1999   $308,000    $60,000     $ 9,500   $ 94,500     0        $96,802
Officer             1998   $275,000    $65,871     $ 9,700   $137,250     0        $57,698

Barry L. Crow,      2000   $132,851    $16,500     $   0     $  0       1,000      $12,267
Executive Vice      1999   $128,982    $31,500     $   0     $  0       1,500      $11,229
President           1998   $125,225    $30,402     $   0     $  0       1,000      $10,930

James P. Powell,    2000   $ 94,720    $11,500     $   0     $  0         500      $ 8,820
Senior Vice         1999   $ 91,961    $21,500     $   0     $  0         800      $ 8,300
President & Auditor 1998   $ 89,283    $20,268     $   0     $  0       1,000      $ 7,824


      [a] These amounts are earned and paid pursuant to the Simmons First National Corporation Incentive Compensation Program, which is described in the Compensation Committee Report on Executive Compensation.

      [b] Fees paid to Directors for attendance at Board meetings of the Company and its subsidiaries.

      [c] During the month of May in each of the years 1998-2000, Mr. May was awarded separate grants of 3,000 shares of restricted stock for purchase at $1.00 per share. The aggregate value of each grant of the restricted stock (net of the purchase price) as of December 31, 2000 was $ 64,680. The restricted shares in each grant vest over three (3) years with an aggregate of 750 shares vested after 1 year, 1,500 shares vested after 2 years and 3,000 shares vested after 3 years. The Corporation will pay dividends on the restricted shares at the same rate as all other outstanding shares of Class A Common Stock of the Corporation.

      [d] FOR 2000, this category includes for MR. MAY contribution to the ESOP, $9,635, the Company's matching contribution to the Section401(k) Plan, $2,125, the accrual to his deferred compensation agreement, $53,594 and life insurance premiums, $960; for MR. CROW contribution to the ESOP, $9,635, the Company's matching contribution to the Section401(k) Plan, $2,125, and life insurance premiums, $507; for MR. POWELL contribution to the ESOP, $6,930, the Company's matching contribution to the Section401(k) Plan, $1,528, and life insurance premiums, $362. FOR 1999, this category includes for MR. MAY contribution to the ESOP, $8,737, the Company's matching contribution to the Section401(k) Plan, $2,000, the accrual to his deferred compensation agreement, $85,105 and life insurance premiums, $960; for MR. CROW contribution to the ESOP, $8,737, the Company's matching contribution to the Section401(k) Plan, $2,000, and life insurance premiums, $492; for MR. POWELL contribution to the ESOP, $6,468, the Company's matching contribution to the Section401(k) Plan, $1,481, and life insurance premiums, $351. FOR 1998, this category includes for MR. MAY contribution to the ESOP, $8,447, the Company's matching contribution to the Section401(k) Plan, $2,000, the accrual to his deferred compensation agreement, $46,211 and life insurance premiums, $1,040; for MR. CROW contribution to the ESOP, $8,419, the Company's matching contribution to the Section401(k) Plan, $1,993, and life insurance premiums, $518; for MR. POWELL contribution to the ESOP, $6,027, the Company's matching contribution to the Section401(k) Plan, $1,427, and life insurance premiums, $370. Certain additional personal benefits, including club memberships, are granted to officers of the Company, including the named executive officers; however, in the Company's estimation the value of such personal benefits to the named executive officers does not exceed the lesser of $50,000 or 10% of the aggregate compensation of any such officer.


DEFERRED COMPENSATION AND CHANGE IN CONTROL ARRANGEMENTS

     One of the individuals named above, J. Thomas May, is a party to a deferred compensation agreement, under the terms of which Simmons First National Bank, agrees to pay to Mr. May, upon normal retirement at age 65, or upon death or disability prior to age 65, a monthly sum of deferred compensation equal to one twelfth (1/12) of fifty percent (50%) of the final average compensation (the average compensation paid to him by the employer for the most recent five consecutive calendar years), less the accrued monthly benefit to such individual under the deferred annuity received upon the termination of the Company's pension plan; such payments begin the month following retirement and continue for 120 consecutive months or until the individual's death, whichever shall occur later.

     Further, the deferred compensation agreement provides that, in the event of a change of control of the Company and the subsequent separation from service of Mr. May, eligibility to receive payments under the Agreement will be accelerated. In such circumstance, if Mr. May has attained age 60, the officer is entitled to commence receiving the specified monthly payments under the agreement immediately after separation from service, without any actuarial reduction due to age. If at such time he has not attained age 60, Mr. May will be entitled to immediately commence receiving 72 monthly payments equal to one twelfth (1/12) of fifty (50%) percent of the final average compensation, less the accrued monthly benefit to such individual then payable under the annuity received pursuant to the termination of the Company's pension plan.

OPTION/SAR GRANTS DURING THE 2000 FISCAL YEAR

     The following table provides information on option/SAR grants to the named executive officers during 2000.



                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                      -------------------------------------

                Individual Grants
------------------------------------------------
                                                              Potential Realized
               Number of                                      Value at Assumed
               Securities  % of Total                         Annual Rates of
               Underlying  Options      Exercise              Stock Price
               Options/    Granted to   or Base               Appreciation For
               SARs        Employees    Price    Expiration   the Option Term[a]
Name           Granted (#) Fiscal Year  ($/Sh)      Date      5%($)      10%($)
----           ----------- ----------- --------- ----------   -----      ------

J. Thomas May      0          0%        $ 0.00     ---         ---        ---

Barry L. Crow    200       0.91%        $21.125   7/26/05    $ 5,392    $ 6,804
                 200       0.91%        $21.125   7/26/06    $ 5,662    $ 7,485
                 200       0.91%        $21.125   7/26/06    $ 5,945    $ 8,233
                 200       0.91%        $21.125   7/26/08    $ 6,242    $ 9,057
                 200       0.91%        $21.125   7/26/09    $ 6,554    $ 9,962

James P. Powell  100       0.45%        $21.125   7/26/05    $ 2,696    $ 3,402
                 100       0.45%        $21.125   7/26/06    $ 2,831    $ 3,742
                 100       0.45%        $21.125   7/26/07    $ 2,973    $ 4,117
                 100       0.45%        $21.125   7/26/08    $ 3,121    $ 4,528
                 100       0.45%        $21.125   7/26/09    $ 3,277    $ 4,981


     [a] The sum in these columns result from calculations assuming 5% and 10% growth rates as set by the SEC and are not intended to forecast future price appreciation of Common Stock of the Company.


AGGREGATED OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

     The following table sets forth information with respect to the named executive officers concerning unexercised options held as of December 31, 2000.


   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END
OPTION/SAR VALUES

                Shares                   Number of Securities Underlying   Value of Unexercised
                Acquired      Value      Unexercised Options at FY-End     In-the-Money Options
                on Exercise   Realized   Options at FY-End (#)             at FY-End ($)[a]
Name                (#)          ($)     Exercisable/Unexercisable        Exercisable/Unexercisable
----            -----------   --------   --------------------------        -------------------------
J. Thomas May      6,000      $111,470        58,500 / 9,000                 $200,725 / $   0
Barry L. Crow      3,000      $ 36,450         7,700 / 1,800                 $  9,269 / $1,148
James P. Powell      600      $  3,200         1,980 / 1,020                 $    144 / $  574


     [a] The Value Realized is computed using the exercise price upon exercise of the respective options. The Value of Unexercised In-the-Money Options at FY-End is computed using $22.56, the closing price on December 31, 2000.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2000, the Executive Compensation and Retirement Committee was composed of W. E. Ayres, C. Ramon Greenwood (non-voting Advisory Director), David R. Perdue, Louis L. Ramsay, Jr. (non-voting Advisory Director), Harry
L. Ryburn, Henry F. Trotter and Jerry Watkins. None of these individuals were employed as officers or employees of the Company during 2000. Prior to retirement in 1983 and 1995, respectively, Louis L. Ramsay, Jr. and W. E. Ayres were previously employed by the Company in various capacities, including Chief Executive Officer.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Executive Compensation and Retirement Committee issued the following report on the general guidelines for executive compensation and the bases for establishing the compensation of the Chief Executive Officer:

Review of Executive Compensation Program
----------------------------------------
     During 2000, the Executive Compensation and Retirement Committee appointed a subcommittee, consisting of W. E. Ayres, Harry L. Ryburn, Jerry Watkins, and Louis L. Ramsay, Jr. (non-voting Advisory Director), to review the executive compensation program of the Company. The subcommittee hired a consultant to review the Company's executive compensation program and to recommend such changes as the consultant deemed advisable. The review by the consultant is not yet completed. The proposed new executive stock compensation plan, discussed below, was an interim recommendation of the consultant, the subcommittee and the Executive Compensation and Retirement Committee. This proposed executive stock compensation plan was adopted by the Board on February 26, 2001 and referred to the shareholders for consideration at the annual shareholders meeting. A complete summary of the revisions to the executive compensation program will be included in the first proxy statement issued after the completion of the subcommittee's charge, presumably in 2002.

General Compensation Guidelines for Executive Officers
------------------------------------------------------

     The Company currently utilizes a unitary compensation structure for its executive officers and the executive officers of its subsidiaries. The compensation program consists of four elements: Salary, Incentive Compensation, Stock Related Compensation, and Retirement Compensation.

     The Company, after consultation with a nationally recognized compensation advisory firm, has established job grades and determined the value of each job within the Company. Subject to adjustment for unique factors affecting the job or the executive, the Company targets the midpoint of the market salary range for each job grade, as adjusted annually, as the guide for salaries for executive officers, who are satisfactorily performing their duties.

     The Simmons First National Corporation Incentive Compensation Program provides compensatory incentives for executive officers to reinforce achievement of the financial goals of the Company, its subsidiary banks and the participating executives. At the beginning of each year, participating executives are allocated incentive points, which are the basis of the executive's participation within the program. Annually, performance thresholds are established for the Company (net income threshold), each of the subsidiary banks (net income threshold) and each of the participating executive officers

(thresholds based upon actual department income and expense factors versus budgeted items). Incentive compensation is payable under the incentive program for a fiscal year only if (1) the Company satisfied an applicable threshold, (2) the entity employing the executive satisfied an applicable threshold and (3) the executive satisfied at least 75% of the applicable individual threshold. Performance by the Company and the subsidiary banks above the thresholds may proportionately increase the compensation of each incentive point.

     Stock related compensation may consist of incentive stock options, non-qualified options (with or without stock appreciation rights) or restricted shares of the Company's stock. The Company maintains an incentive stock option plan and an executive stock incentive plan for additional incentive compensation to certain executive officers. The plans provide an incentive for the participating executive officers to enhance the long term financial performance of the Company and the value of the Common Stock. Participation under these plans has been offered to those executive officers whose long term employment and job performance can significantly affect the continued profitability of the Company and its subsidiary banks.

     The Company also maintains an Employee Stock Ownership Plan and a Section401(k) Plan to provide retirement benefits for substantially all of its employees, including its executive officers.

Bases for the Chief Executive Officer's Compensation
----------------------------------------------------

     The compensation of the chief executive officer is set by the Executive Compensation and Retirement Committee and approved by the Board of Directors. The committee and the Board examine the annual market analysis provided by the compensation consultant retained by the Company prior to setting his compensation. The committee emphasizes incentive compensation for the chief executive officer, through the incentive compensation program and stock related compensation. In analyzing the compensation of the chief executive officer, the committee evaluates his performance in managing the operations as well as the financial results of operations of the Company. Among the criteria examined are internal management and leadership, revenue growth, expense control, net earnings, market share, acquisition and expansion activities and other factors material to the job performance of the chief executive officer.

     The chief executive officer was allocated 650 points in the incentive compensation program. His threshold of performance was based upon the net income of the Company (60%) and Simmons First National Bank (40%). The Company's income for 2000 exceeded its income for 1999, but did not meet the Company's budgeted performance threshold for 2000. Based upon these events, the incentive compensation earned by the chief executive officer under this Program was $50 per point, or $32,500.

     The chief executive officer did not receive any stock option grants during 2000. However, he did receive a restricted stock grant of 3,000 shares. This was the fourth grant of restricted stock in as many years. In 1997 the Company adopted the executive stock incentive plan which made available 15,000 shares of the Company's stock for issuance as grants of restricted shares. Shortly after the establishment of the plan the Board of Directors expressed its intention to grant these restricted shares to the chief executive officer over the next five years based primarily upon the past performance of the Company under his leadership but also to provide an additional incentive for him to remain in his current position and to enhance the future performance of the Company.

     In addition, Simmons First National Bank maintains a deferred compensation agreement for the chief executive officer, as a supplement to the retirement benefits available under the other plans. This agreement provides for a monthly benefit at age 65, or earlier upon death or disability, equal to 50% of the average monthly compensation of the executive officer during the prior five years and provides certain benefits, in the event of a change in control of the Company and the subsequent separation from service by the chief executive officer.


                Executive Compensation & Retirement Committee

  Harry L. Ryburn, Chairman      W. E. Ayres              C. Ramon Greenwood
  David R. Perdue                Louis L. Ramsay, Jr.     Henry F. Trotter, Jr.
                                 Jerry Watkins

Performance Graph

     The graph below shows a comparison of the cumulative total shareholder return (assuming reinvestment of dividends), as of December 31 of each year, for the Common Stock, the S&P 500 Index and the NASDAQ Bank Stock Index, assuming a $100 investment on December 31, 1995.

     Note: The results shown on the graph above is not indicative of future price performance.


                    1995   1996   1997   1998   1999   2000
SFNC                $100   $136   $220   $193   $133   $125
NASDAQ Bank Index   $100   $132   $221   $220   $211   $241
S&P 500 Index       $100   $123   $164   $211   $255   $232



           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934 and the regulations issued thereunder require directors and certain officers of any company registered under that Act to file statements on SEC Forms 3, 4 & 5 with the Securities and Exchange Commission, showing their beneficial ownership in securities issued by such company. Based upon a review of such statements by the directors and officers of the Company for the preceding fiscal year, provided to the Company by such person, the Company has identified the following person who failed to timely file the required statements during the preceding fiscal year:
J. Thomas May reported in his Form 4 for October, 2000 the purchase of 3,000 shares of stock as bonus shares under the Executive Stock Incentive plan which should have been reported on a Form 4 for May, 2000.

                          AUDIT AND SECURITY COMMITTEE

     During 2000, the Audit and Security Committee was composed of Ramon C. Greenwood (non-voting Advisory Director), Lara F. Hutt, III, George Makris, Jr., David Perdue, Mary Pringos (Director of Simmons First National Bank) and Clifton Roaf (Director of Simmons First National Bank). Each of the listed committee members are independent as defined in Rule 4200 of the National Association of Securities Dealers listing requirements. This committee provides assistance to the Board in fulfilling its responsibilities concerning accounting and reporting practices, by regularly reviewing the adequacy of the internal and external auditors, the disclosure of the financial affairs of the Company and its subsidiaries, the control systems of management and internal accounting controls. During 2000, this Committee met 12 times. Attached as Appendix A to this Proxy Statement is the Audit and Security Committee Charter adopted by the Board of Directors establishing the duties and responsibilities of this committee.

     The Audit and Security Committee issued the following report concerning its activities related to the Company for the previous year:

     The Audit and Security Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2000 with management.

     The Audit and Security Committee has discussed with Baird , Kurtz & Dobson ("BKD"), its independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380).

     The Audit and Security Committee has received the written disclosures and the letter from independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and has discussed with BKD its independence.

     Based upon the foregoing review and discussions, the Audit and Security Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

     In its  analysis  of the  independence  of  BKD,  the  Audit  and  Security
Committee considered whether the non-audit related professional services rendered by BKD to the Company, were compatible with maintaining the principal accountant's independence.

                          Audit and Security Committee

    Ramon C. Greenwood         Lara F. Hutt, III     George Makris, Jr.
    David Perdue               Mary Pringos          Clifton Roaf


                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The firm of Baird, Kurtz & Dobson ("BKD") served as the Company's auditors in 2000 and has been selected to serve in 2001. Representatives of BKD are expected to be present at the shareholders meeting with the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Audit Fees
----------

     The aggregate fees billed to the Company for professional services rendered by BKD for the Company's annual financial statements for the year ended December 31, 2000 and the reviews of the financial statements included in the Company's Form 10-Q's for 2000 was $162,934.00.

Financial Information Systems Design and Implementation Fees.
-------------------------------------------------------------
     The Company did not retain BKD to provide any services related to financial information systems design and implementation and accordingly no fees were paid for this type of service.

All Other Fees
--------------

     The aggregate fees billed to the Company for other professional services (excluding audit fees and financial information systems design and implementation fees) rendered by BKD to the Company for the year ended December 31, 2000 was $70,680.00. These services consisted of income tax services for the Company ($29,665) and audits and income tax return preparation for employee benefit plans and common trust funds sponsored or managed by the Company and its subsidiaries ($41,015).


              APPROVAL OF THE SIMMONS FIRST NATIONAL CORPORATION
                    EXECUTIVE STOCK INCENTIVE PLAN - 2001

     The third item to be acted upon at the annual meeting is a proposal to approve the Simmons First National Corporation Executive Stock Incentive Plan - 2001 (the "2001 Plan"), which has the purpose, among others, of supplementing the Simmons First National Corporation Incentive and Non-qualified Stock Option Plan ("1990 Plan") adopted in 1990 and the Simmons First National Corporation Executive Stock Incentive Plan ("1997 Plan") adopted in 1997. The 1990 Plan has expired by its own terms and no additional options may be granted thereunder, however options outstanding under the 1990 Plan may continue to be exercised in accordance with their terms. The 1997 Plan has only 2,400 shares (plus any shares related to outstanding options which terminate or lapse) remaining to be granted, and therefore has practically served its purpose and usefulness to the Company. The number of shares reserved for issuance under the 2001 Plan (subject to adjustment for changes in capitalization and certain unusual or non-recurring events) is 300,000 shares of Class A Common Stock. The Plan also provides that shares subject to terminated options granted under it again become available for grant, except when terminated upon the exercise of a tandem stock appreciation right. The Board of Directors of the Company, at its February 26, 2001 meeting, approved the Plan, which is by its terms subject to shareholder approval.

     The Plan states that its purposes are to retain employees with a high degree of training, experience, and ability, to attract new employees whose services are considered unusually valuable, to encourage the sense of proprietorship of such persons and to stimulate the active interest of such persons in the development and financial success of the Company. The Plan gives the Board of Directors, which will administer it, a high degree of authority and discretion, including selecting participants from time to time from among the employees of the Company, its affiliates and subsidiaries and determining the nature and amount of the awards to them. Consequently the benefits or amounts that will be allocated or received under the Plan or which would have been allocated or received had the Plan been in effect for 2000 cannot currently be determined.

     The Plan provides for the grant of incentive stock options, non-qualified stock options, stock appreciation rights ("SARs") and restricted stock covering in the aggregate up to 300,000 shares.

     The exercise price for any option which qualifies as an "incentive stock option" may not be less than the fair market value of the stock subject to the option on the date of the grant. The Plan contains no limitation upon the price at which non-qualified options may be granted. Upon exercise, the price must be paid in full either in cash or in previously acquired shares or a combination thereof. No option shall be exercisable after the tenth anniversary of its grant and no award under the Plan may be granted after February 25, 2011. The closing per share price of the Common Stock on the NASDAQ Stock Market's National Market on February 28, 2001 was $23.50.

     With respect to an option granted under the Plan which qualifies as an "incentive stock option" within the meaning of section 422 of the Internal Revenue Code, for federal income tax purposes, no income is recognized by the optionee when such option is granted or exercised pursuant to the Plan and the Corporation recognizes no income or deduction upon such grant or exercise. However, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be a tax preference item in the year of exercise, for purposes of the alternative minimum tax imposed by section 55 of the Internal Revenue Code. Generally, an optionee's basis in the shares received upon exercise of an option (the "option shares") will be the exercise price paid by him for the option shares. However, for purposes of calculating alternative minimum taxable income in the year the option shares are sold, the basis of such option shares is increased to the fair market value of the stock at the time of exercise.

     If an optionee does not dispose of option shares within the later of two years from the date of option grant or one year after the transfer of the option shares to the optionee (the "holding period"), any gain or loss upon disposition of the option shares will be treated, for federal income tax purposes, as long-term capital gain or loss, as the case may be. A "disposition" includes a sale, exchange, gift or other transfer of legal title. If the option shares are disposed of within the holding period, all or part of the gain, if any, will be characterized as ordinary income depending upon the relative amount of the sale price of the option shares as compared with the exercise price of the option shares. Any loss resulting from the disposition of option shares within the holding period will be long-term or short-term capital loss depending upon how long the shares were held before the disposition. Ordinary income received on account of a disposition of option shares within the holding period will be treated as additional compensation which is subject to federal income tax withholding and employment tax provisions and which is a deductible expense for the Company.

     With respect to an option which does not qualify as an incentive stock option within the meaning of Internal Revenue Code section 422 (a "non-qualified option"), for federal income tax purposes, no income is recognized by the optionee when such option is granted pursuant to the Plan and the Company recognizes no income or deduction upon such grant. Upon exercise of a non-qualified option, the difference between the fair market value of the shares acquired at the time of exercise (the "option shares") and the option price of such shares will be treated for federal income tax purposes as ordinary income received as additional compensation, subject to federal income tax withholding and employment tax provisions, and the Company will receive a corresponding tax deduction. An optionee's basis in option shares will be the fair market value thereof on the date of exercise. Generally, subsequent sales of such shares will result in recognition of capital gain or loss, which may be long-term or short-term, depending on how long the option shares were held before the disposition. Special rules apply for purposes of determining the amount of ordinary income upon disposition of option shares in the case of persons subject to section 16(b) of the Securities Exchange Act of 1934.

     With respect to SARs granted under the Plan, cash amounts received upon exercise of a SAR will be treated for federal income tax purposes as ordinary income received as additional compensation, subject to federal income tax withholding and employment tax provisions, and the Corporation will receive a corresponding tax deduction. With respect to SARs exercised for stock, a participant will recognize income, for federal income tax purposes, upon the removal of any restrictions with respect to the shares, in an amount equal to the fair market value of the shares that are unconditionally vested on that date. Such income will be treated as ordinary income received as additional compensation, subject to federal income tax withholding and employment tax provisions, and the Company will receive a corresponding tax deduction. The participant's basis will be the greater of the fair market value of the stock on the date the shares are transferred or the date, if any, that the restrictions are removed.

     With respect to the restricted stock, generally, absent an election by the participant described below, there will be no federal income tax consequences to either the participant or the Company upon the grant or receipt of the restricted stock. A participant will recognize income, for federal income tax purposes, at the time that the restrictions with respect to any portion of the restricted stock is removed, in an amount equal to the fair market value of the shares that are unconditionally vested on that date. Such income will be treated as ordinary income received as additional compensation, subject to federal income tax withholding and employment tax provisions, and the Company will receive a corresponding tax deduction. Prior to the removal of restrictions with respect to an award, a participant's basis in the stock is the amount, if any, he is required to pay for the stock. Upon removal of the restrictions, the participant's basis will be the fair market value of the stock on the date the restrictions are removed. The length of the existence of the restrictions, i.e., vesting schedule, is subject to determination by the Board for each grant of restricted stock.

     A participant may elect to recognize ordinary income in the taxable year in which the restricted stock is granted, in an amount equal to the fair market value of all shares of restricted stock awarded to the participant (notwithstanding the restrictions with respect to such stock) on the date of the award. Thereafter, any subsequent appreciation or depreciation of the stock will be treated as capital gain or loss, as the case may be, which is recognized upon disposition of the stock. Such election must be made within the time limits set forth in the Internal Revenue Code.

     The Plan may be amended in any manner by the Board of Directors, subject to shareholder approval to meet any applicable securities law provisions. It also provides that all stock options shall become immediately exercisable and all restrictions on the restricted stock shall terminate in the event of a "change in control."

ADOPTION OF THIS PROPOSAL TO APPROVE THE 2001 PLAN REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST A MAJORITY OF THE SHARES OF COMMON STOCK OF THE COMPANY ELIGIBLE TO VOTE AT THE SHAREHOLDERS' MEETING. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.
                         ---

                              FINANCIAL STATEMENTS

     The annual report of the Company and its subsidiaries for the year ended December 31, 2000, including audited financial statements, is enclosed herewith. Such report and financial statements contained therein are not incorporated into this Proxy Statement and are not considered a part of the proxy soliciting materials, since they are not deemed material for the exercise of prudent judgment in regard to the matters to be acted upon at the meeting.

     Upon written request by any shareholder addressed to Mr. John L. Rush, Secretary, Simmons First National Corporation, P. O. Box 7009, Pine Bluff, Arkansas, 71611, a copy of the Company's annual report for 2000 on Form 10-K required to be filed with the Securities and Exchange Commission, including the financial statements and schedules thereto, will be furnished without charge.

                        PROPOSALS FOR 2002 ANNUAL MEETING

     Shareholders who intend to have a proposal considered for inclusion in the Company's proxy materials for presentation at the 2002 Annual Meeting of Shareholders must submit the proposal to the Company no later than November 21, 2001. Shareholders who intend to present a proposal at the 2002 Annual Meeting of Shareholders without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal to the Company no later than February 4, 2002. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                                  OTHER MATTERS

     Management knows of no other matters to be brought before this annual meeting. However, if other matters should properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their best judgment on such matters.

BY ORDER OF THE BOARD OF DIRECTORS:

/s/ John L. Rush


John L. Rush, Secretary
Pine Bluff, Arkansas
March 21, 2001

                                   Appendix A


                       SIMMONS FIRST NATIONAL CORPORATION
                      AUDIT AND SECURITY COMMITTEE CHARTER


     This  charter   identifies   the  authority,   responsibility,   membership
requirements, purpose and objectives of the Audit and Security Committee of Simmons First National Corporation.

     The Audit and Security Committee is appointed by the Board to assist the Board in monitoring (1) the integrity and accuracy of financial reporting (2) compliance with legal and regulatory requirements (3) the adequacy of internal controls and (4) the independence and performance of internal and external auditors.

     The Audit and Security Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Committee may request any officer or employee of the Corporation or the Corporation's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     The Audit and Security Committee shall make regular reports to the board.

     The Audit and Security Committee shall:

     1. Be composed of a minimum of three members and be comprised of independent directors only.

     2. Require at least one director to have past employment experience in finance or accounting, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

     3. Determine that the independent external auditor has reviewed the audited financial statements with management and discussed with the Committee, any major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the financial statements.


     4. Review major changes to the auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

     5. Recommend to the Board the appointment of the independent auditor, whose firm is ultimately accountable to the committee and the Board.

     6. Approve the fees to be paid to the independent auditor for the annual audit of financial statements.

     7. Evaluate the performance of the independent auditor and, if so determined by the committee, recommend that the board replace the independent auditor.

     8. Review the appointment and replacement of the senior internal auditing executive.

     9. Review the significant reports to management prepared by the internal auditing department and management's responses.

     10. At their discretion meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

     11. Discuss with the independent auditor the matters required to be discussed by the Statement on Auditing Standards No. 61 relating to the conduct of the audit.

     12. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and responses to that letter. Such review should include:

      a. Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

      b.  Any changes required in the planned scope of the internal audit.

      c.  The internal audit department responsibilities, budget and staffing.

     13. Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

     While the Audit and Security Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulation and the Code of Ethics.

                        SIMMONS FIRST NATIONAL CORPORATION
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
                 THE ANNUAL MEETING OF STOCKHOLDERS, APRIL 24, 2001

The undersigned hereby constitutes and appoints William C. Bridgforth, Brenda B. Gullett, and Eugene Hunt as Proxies, each with the power of substitution, to represent and vote as designated on this proxy card all of the shares of common stock of Simmons First National Corporation held of record by the undersigned on February 16, 2001, at the Annual Meeting of Shareholders to be held on April 24, 2001, and any adjournment thereof.

This proxy, when properly executed, will be voted as directed. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

(Continued, and to be signed on the other side)

                                  PROXY BALLOT
                       SIMMONS FIRST NATIONAL CORPORATION
                                 April 24, 2001

(1)  PROPOSAL TO FIX THE NUMBER OF DIRECTORS AT SEVEN.

     __    FOR       __  AGAINST          __   ABSTAIN

(2)  ELECTION OF DIRECTORS (mark only one box)

       __  FOR ALL NOMINEES
       __  WITHHOLD AUTHORITY FOR ALL NOMINEES
       __ WITHHOLD AUTHORITY FOR CERTAIN NOMINEES below whose names have been lined through

      Lara F. Hutt, III       David R. Perdue          Jerry W. Watkins
      George A. Makris, Jr.   Henry F. Trotter, Jr.    J. Thomas May
      Dr. Harry L. Ryburn

(3) RATIFY AND APPROVE THE ADOPTION OF THE SIMMONS FIRST NATIONAL CORPORATION EXECUTIVE STOCK INCENTIVE PLAN - 2001

      __    FOR       __  AGAINST          __   ABSTAIN

(4) Upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The undersigned acknowledges receipt of this ballot, Notice of Annual Meeting, Proxy Statement, and Annual Report.

----------------------------------------------      -----------------

----------------------------------------------      -----------------
        Signature(s) of Shareholder(s)                     Date

IMPORTANT: Please date this proxy and sign your name exactly as your name appears and return promptly in the envelope provided.

See the reverse side for additional proxy information.

                       SIMMONS FIRST NATIONAL CORPORATION

                              PINE BLUFF, ARKANSAS



                             DINNER RESERVATION CARD




     Please make reservations for the shareholder's dinner on April 24, 2001, at 6:30 p.m., at the Pine Bluff Convention Center Banquet Hall.


     ________     I will attend.

     ________     A guest and I will attend.

     ________     I will NOT attend